Exhibit 23.3
Consent of Davis Polk & Wardwell
     We consent to all references to our firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement on Form F-3 of ICICI Bank Limited.

/s/ Davis Polk & Wardwell
DAVIS POLK & WARDWELL

Date: June 13, 2007
Paris, France